Exhibit 10.76

SEVENTH AMENDMENT TO EMPLOYMENT AGREEMENT

This Seventh Amendment to Employment Agreement (the “Seventh Amendment”) is made and entered into as of April 19, 2004 by and between Kennedy-Wilson Properties, Ltd., an Illinois corporation (“The Company”) a wholly owned subsidiary of Kennedy-Wilson Inc. a Delaware corporation, having an address of 9601 Wilshire Boulevard, Suite 220, Beverly Hills, California 90210, (“Company”), and James Rosten, an individual (“Employee”).

RECITALS

WHEREAS, Company and Employee have entered into that certain Employment Agreement dated as of January 4, 1999, and amended January 1, 2001, March 15, 2001, January 3, 2003, September 5, 2003, October 1, 2003, and January 1, 2004 (“Agreement”) providing for the employment of Employee by Company pursuant to the terms of such Agreement; and

WHEREAS, Company and Employee have agreed that the terms of the Employment Agreement should be modified to change the Bonus.

AMENDMENT TO AGREEMENT

NOW, THEREFORE, for good and valuable consideration the receipt and sufficiently of which are hereby acknowledged, the parties hereby amend the Agreement, effective as of April 19, 2004 as follows:

1.             Section 5 (b) Bonus is amended such that Section 5 (b) is deleted in its entirety and the following is added in lieu thereof:

Section 5 (b) Bonus In addition to the base salary provided for above, at the discretion of the Company, Employee may receive with respect to each fiscal year (or portion thereof) during the term of this Agreement, a discretionary bonus in an amount determined in the sole and absolute discretion of William J. McMorrow, Chairman, CEO, as approved by the Compensation and Stock Option Committees of the Board of Directors.”

Subject to the foregoing, the Employment Agreement remains in full force and effect, and Company and Employee hereby ratify and affirm the Employment Agreement in each and every respect.

IN WITNESS WHEREOF, the undersigned have executed this Seventh Amendment as of the date first written above.

THE COMPANY:	EMPLOYEE:
KENNEDY-WILSON INTERNATIONAL	/s/ Jim Rosten
a California corporation

/s/ William McMorrow
Title: Chairman/ CEO